EXHIBIT 99.1

Exide Technologies Reports Strong Fourth Quarter Results and Net Income for Its Full Fiscal Year

ALPHARETTA, Ga., June 9, 2008 (PRIME NEWSWIRE) -- Exide Technologies (Nasdaq:XIDE) (www.exide.com), a global leader in stored electrical-energy solutions, announced that on June 9, 2008, it filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Fiscal 2008 Highlights of Fourth Quarter and Full Year:

   * Fourth quarter net income of $63.3 million or $.80 per diluted share compared to a net loss of $21.7 million or ($.36) per share in the 2007 fiscal fourth quarter
   * Fourth quarter net sales of $1.03 billion, an increase of 28% over the prior year quarter
   * Full year net income of $32.1 million or $.46 per diluted share compared to a net loss of $105.9 million or ($2.37) per share in fiscal 2007
   * Full year net sales of $3.70 billion, an increase of 26% from $2.94 billion in fiscal 2007

Fourth Quarter

Net income for the fourth fiscal quarter was $63.3 million or $.80 per diluted share including a favorable tax benefit of $25.0 million, or $.32 per diluted share, related to the reversal of a valuation allowance against net deferred tax assets in the United States. Net income also included a favorable impact from currency remeasurement in the amount of $14.8 million, net of tax ($22.6 million on a pre-tax basis) or $.19 per diluted share and an unfavorable unrealized loss on our warrants of $4.2 million or ($.05) per diluted share. The current quarter's net income compares to a net loss in the prior year fiscal fourth quarter of $21.6 million or ($.36) per share.

Net sales of $1.03 billion for the current year quarter increased by 28% as compared to net sales of $806.6 million in the comparable prior year period. Excluding $81.0 million resulting from favorable foreign exchange, sales increased by $142.7 million, the result of the continued positive impact of pricing in all businesses and favorable mix in the Transportation Americas division.

EBIT and Adjusted EBITDA for the current year period were $64.5 million and $80.1 million, respectively, as compared with EBIT and Adjusted EBITDA of $4.5 million and $43.9 million, respectively, in the prior year's quarter. These strong operating earnings were the result of an increase in gross profit to $178.3 million, or 17.3% of net sales, versus $128.0 million, or 15.9% of net sales, in prior year comparable period. This improvement resulted from the continued execution of our manufacturing cost reduction activities, favorable product mix and higher recovery of lead and other cost increases through pricing, particularly in our Industrial Energy Europe division. Gordon A. Ulsh, President and CEO, stated, "All of our business segments contributed to the strength of earnings in the fiscal year 2008 fourth quarter as we gained pricing and volume traction."

Fiscal Year 2008

The Company reported net income for the full fiscal year 2008 of $32.1 million or $.46 per diluted share as compared with a net loss of $105.9 million or ($2.37) per share in fiscal 2007. The current year results include a tax provision of $10.9 million, which consists of the $25.0 million or $.36 per diluted share tax benefit relating to the U.S. valuation allowance reversal in the fourth quarter, partially offset by a $16.7 million or ($.24) per diluted share tax charge in our fiscal 2008 second quarter relating to a reduction in our deferred tax asset in Germany due to legislated tax rate reductions. The fiscal 2008 results also include foreign currency remeasurement gains of $26.7 million, net of tax ($40.8 million pre-tax) or $.38 per diluted share, and a net of tax charge from the loss on early extinguishment of debt in the amount of $16.3 million ($21.3 million pre-tax) or ($.24) per diluted share.

Net sales for fiscal 2008 aggregated $3.70 billion as compared with $2.94 billion in fiscal 2007, an increase of 26%. Excluding the impact of favorable foreign exchange, net sales increased by $528.5 million, or 18%. Pricing in all of our businesses to compensate for the escalating cost of lead and other key cost inputs to our manufacturing and distribution processes was the major driver of higher sales. The Transportation Americas business experienced unit volume increase year-over-year, driven by a 6.3% increase in units sold through the independent aftermarket channels offset by a 10% reduction in units to the original equipment customer base. The other three business segments saw volume reductions of 2.3% in Industrial Energy Americas, 4.5% in Industrial Energy Europe and ROW, and 7.9% in Transportation Europe and ROW. Unit volume reductions in the two European and ROW segments were partially the result of our on-going initiative to improve customer profitability.

"As we have consistently stated over the past couple of years, we have been willing to exit unprofitable business, and this is reflected in the volume reductions in our European and ROW segments," said Mr. Ulsh.

From an operating perspective, gross profit increased by $120.4 million to $593.2 million in fiscal 2008. Keys to this improvement are the continued efficiency benefits derived from Take Charge!, capital spending related cost reductions, unit volume increases in our Transportation Americas business and pricing related margin improvements, with the exception of Industrial Energy Europe, which was impacted by delayed lead escalators for much of the year. The increased gross profit was leveraged against a relatively modest increase in selling, general and administrative costs, which increased approximately 5.2%, including the unfavorable impact of the strengthening euro.

EBIT on a full year basis was $128.5 million versus an EBIT loss of $10.1 million in fiscal 2007. Adjusted EBITDA increased 54% to $244.1 million from $158.6 million in the prior year. This is on top of a 52% increase in Adjusted EBITDA in fiscal 2007 as compared with fiscal 2006. "We are obviously pleased with the improved earnings trend and are excited about the prospects fiscal 2009 present," said Ulsh.

The Company, as it has said in the past, uses Adjusted EBITDA as a key measure of its operational financial performance. This measure underlies the Company's operational performance and excludes the nonrecurring impact on the Company's current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company's warrants liability, impairment charges and non-cash gains or losses on asset sales, as well as a specific exclusion for the loss on early extinguishment of debt recorded in the first quarter of fiscal 2008. See the reconciliations of net income (loss) to EBIT and Adjusted EBITDA in the attachments to this release.

Conference Call

The Company previously announced that it will hold a conference call to discuss its results on June 9, 2008, at 11:00 a.m. Eastern Time.

Dial-in number for US/Canada: (877) 563-6439

Dial-In number for international callers: (706) 758-9457

Conference ID: 47666168

(XIDE-C)

About Exide Technologies:

Exide Technologies, with operations in more than 80 countries, is one of the world's largest producers and recyclers of lead-acid batteries. The Company's four global business groups -- Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World -- provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

The Exide Technologies logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3300

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain "forward-looking" statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company's market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company's ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company's substantial debt and debt service requirements which may restrict the Company's operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company's net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company's products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) general economic conditions, (x) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xi) the Company's reliance on a single supplier for its polyethylene battery separators, (xii) the Company's ability to successfully pass along increased material costs to its customers, and (xiii) the loss of one or more of the company's major customers for its industrial and transportation products.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company's Form 10-K filed on June 9, 2008, because such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands, except per-share data)

                                      For the Fiscal Year Ended
                                -------------------------------------
                                              March 31,
                                -------------------------------------
                                   2008         2007         2006
                                -----------  -----------  -----------

 NET SALES                      $ 3,696,671  $ 2,939,785  $ 2,819,876
 COST OF SALES                    3,103,481    2,467,009    2,413,045
                                -----------  -----------  -----------
 Gross profit                       593,190      472,776      406,831
                                -----------  -----------  -----------

 EXPENSES:
 Selling, marketing and
  advertising                       289,975      270,413      271,059
 General and administrative         176,607      173,128      190,993
 Restructuring                       10,507       24,483       21,714
 Other (income) expense, net        (39,069)       9,636        3,684
 Interest expense, net               85,517       90,020       69,464
 Loss on early extinguishment
  of debt                            21,342           --           --
                                -----------  -----------  -----------
                                    544,879      567,680      556,914
                                -----------  -----------  -----------

 Income (loss) before
  reorganization items,
  income taxes,
  minority interest                  48,311      (94,904)    (150,083)
 REORGANIZATION ITEMS, NET            3,822        4,310        6,158
 INCOME TAX PROVISION                10,886        5,783       15,962
 MINORITY INTEREST                    1,544          882          529
                                -----------  -----------  -----------
    Net income (loss)           $    32,059  $  (105,879) $  (172,732)
                                ===========  ===========  ===========

 EARNINGS (LOSS) PER SHARE
    Basic                       $      0.47  $     (2.37) $     (6.72)
                                ===========  ===========  ===========
    Diluted                     $      0.46  $     (2.37) $     (6.72)
                                ===========  ===========  ===========

 WEIGHTED AVERAGE SHARES
    Basic                            68,306       44,604       25,718
                                ===========  ===========  ===========
    Diluted                          69,284       44,604       25,718
                                ===========  ===========  ===========

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 CONSOLIDATED BALANCE SHEETS
 (In thousands, except per share data)
                                                   March 31,
                                          --------------------------
                                             2008           2007
                                          -----------    -----------
                    ASSETS
 Current assets:
    Cash and cash equivalents             $    90,547    $    76,211
    Receivables, net of
     allowance for doubtful
     accounts of $33,630
     and $28,624                              782,944        639,115
    Inventories                               583,593        411,554
    Prepaid expenses and other                 17,829         20,224
    Deferred financing costs,
     net                                        5,215          3,411
    Deferred income taxes                      36,853         19,030
                                          -----------    -----------
      Total current assets                  1,516,981      1,169,545
                                          -----------    -----------
  Property, plant and
   equipment, net                             649,526        649,015
                                          -----------    -----------
  Other assets:
    Other intangibles, net                    206,283        191,762
    Investments in affiliates                   6,523          5,282
    Deferred financing costs,
     net                                       18,071         12,908
    Deferred income taxes                      51,238         67,006
    Other                                      42,774         24,706
                                          -----------    -----------
                                              324,889        301,664
                                          -----------    -----------
  Total assets                            $ 2,491,396    $ 2,120,224
                                          ===========    ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
    Short-term borrowings                 $    22,719    $    13,951
    Current maturities of
     long-term debt                             9,875          3,996
    Accounts payable                          468,240        360,278
    Accrued expenses                          333,092        299,157
    Warrants liability                          8,272          5,297
                                          -----------    -----------
     Total current liabilities                842,198        682,679
  Long-term debt                              683,601        666,507
  Noncurrent retirement
   obligations                                212,438        263,290
  Deferred income tax liability                44,407         41,232
  Other noncurrent liabilities                145,642        121,433
                                          -----------    -----------
     Total liabilities                      1,928,286      1,775,141
                                          -----------    -----------
  Commitments and contingencies                    --             --
  Minority interest                            18,772         14,560
                                          -----------    -----------
  STOCKHOLDERS' EQUITY
  Preferred stock, $0.01 par
   value, 1,000 shares
   authorized, 0 shares issued
   and outstanding                                 --             --
  Common stock, $0.01 par value,
   200,000 and 100,000 shares
   authorized, 75,278 and 60,676
   shares issued and outstanding                  753            607
  Additional paid-in capital                1,104,939      1,008,481
  Accumulated deficit                        (717,662)      (745,534)
  Accumulated other
   comprehensive income                       156,308         66,969
                                          -----------    -----------
  Total stockholders' equity                  544,338        330,523
                                          -----------    -----------
  Total liabilities and
   stockholders' equity                   $ 2,491,396    $ 2,120,224
                                          ===========    ===========

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

                                         For the Fiscal Year Ended
                                     ---------------------------------
                                                 March 31,
                                     ---------------------------------
                                        2008       2007        2006
                                     ---------   ---------   ---------
 Cash Flows From Operating
  Activities:
    Net income (loss)                 $  32,059   $(105,879)  $(172,732)
    Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in) operating
     activities--
       Depreciation and amortization   101,161     121,016     122,429
       Unrealized loss (gain) on
        warrants                         2,975       3,234      (9,125)
       Net (gain) loss on asset sales/
        impairments                       (237)     18,622       8,044
       Gain on insurance recoveries         --          --      (4,791)
       Deferred income taxes            (5,435)     (6,350)        (36)
       Provision for doubtful
        accounts                         5,974       9,096       4,116
       Non-cash stock compensation       5,465       2,449         501
       Reorganization items, net         3,822       4,310       6,158
       Insurance proceeds                   --          --      11,144
       Minority interest                 1,544         882         529
       Amortization of deferred
        financing costs                  4,900       3,476       2,048
       Loss on early extinguishment
        of debt                         21,342          --          --
       Currency (gain) loss            (40,782)    (11,635)     11,280
     Changes in assets and
      liabilities -
       Receivables                     (43,606)     14,635      34,022
       Inventories                    (113,877)     30,568     (34,703)
       Prepaid expenses and other        3,763      13,614      (8,997)
       Payables                         58,596     (25,389)     33,958
       Accrued expenses                  7,625     (16,149)    (68,907)
       Noncurrent liabilities          (46,578)    (53,258)     27,500
       Other, net                        2,369      (2,065)     (6,786)
                                     ---------   ---------   ---------
         Net cash provided by (used
          in) operating activities       1,080       1,177     (44,348)
                                     ---------   ---------   ---------

 Cash Flows From Investing
  Activities:
     Capital expenditures              (56,854)    (51,932)    (58,133)
     Proceeds from asset sales           7,057       4,485      25,316
                                     ---------   ---------   ---------
      Net cash used in investing
       activities                      (49,797)    (47,447)    (32,817)
                                     ---------   ---------   ---------

 Cash Flows From Financing
  Activities:
     Increase in short-term borrowings   4,699       1,123      10,347
     (Decrease) increase in borrowings
      under Senior Credit Facility     (13,176)    (27,948)     29,026
     Common stock issuance              91,139     117,747          --
     Settlement of foreign currency
      swap                                  --          --     (12,084)
     Increase (decrease) in other debt   6,697      (2,504)     15,667
     Financing costs and other         (31,985)       (832)     (8,310)
                                     ---------   ---------   ---------
       Net cash provided by financing
         activities                     57,374      87,586      34,646
                                     ---------   ---------   ---------

 Effect of Exchange Rate Changes on
  Cash and Cash Equivalents              5,679       2,734      (2,016)
                                     ---------   ---------   ---------

 Net Increase (Decrease) In Cash
  and Cash Equivalents                  14,336      44,050     (44,535)
 Cash and Cash Equivalents,
  Beginning of Period                   76,211      32,161      76,696
                                     ---------   ---------   ---------
 Cash and Cash Equivalents,
  End of Period                      $  90,547   $  76,211   $  32,161
                                     =========   =========   =========

Supplemental Disclosures of Cash
 Flow Information:
Cash paid during the period for
  Interest                           $  75,234   $  78,579   $  57,447
  Income taxes (net of refunds)      $  18,848   $  11,125   $  10,568

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 ADJUSTED EBITDA RECONCILIATION BY SEGMENT
 FOR THE THREE MONTHS ENDED MARCH 31, 2008
 (in millions)

                       Transportation   Industrial Energy
                       ---------------  -----------------
                                Europe           Europe
                                 and              and
                       Americas  ROW    Americas  ROW     Other  TOTAL
                       -------- ------  -------- ------   -----  -----

 Net income (loss)      $ 23.0  $ 12.4   $  8.7  $ 18.1  $  1.1  $ 63.3

  Interest expense, net     --      --       --      --    21.2    21.2

  Income tax benefit        --      --       --      --   (20.0)  (20.0)
                       -------------------------------------------------

 EBIT                     23.0    12.4      8.7    18.1     2.3    64.5

  Depreciation and
   amortization            7.7     7.2      2.2     7.1     1.7    25.9

  Take Charge               --     1.4       --      --      --     1.4

  Reorganization items,
   net                      --      --       --      --     1.4     1.4

  Restructuring            0.6     1.8      1.1     0.3     0.4     4.2

  Currency remeasurement
   loss (gain)            (0.3)    0.4     (0.3)   (0.1)  (22.3)  (22.6)

  Minority interest         --      --       --      --     0.2     0.2

  Unrealized loss on
   revaluation of
   warrants                 --      --       --      --     4.2     4.2

  Loss (gain) on
   sale/impairment of
   assets                  0.9     0.3      0.3      --    (1.9)   (0.4)

  Other, principally non
   cash stock
   compensation expense     --    (0.1)     0.1      --     1.3     1.3
                       -------------------------------------------------

 Adjusted EBITDA        $ 31.9  $ 23.4   $ 12.1  $ 25.4  $(12.7) $ 80.1
                       =======  ======   ======  ======  ======  ======

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 ADJUSTED EBITDA RECONCILIATION BY SEGMENT
 FOR THE TWELVE MONTHS ENDED MARCH 31, 2008
 (in millions)

                        Transportation   Industrial Energy
                       ---------------  -----------------
                                Europe           Europe
                                 and              and
                       Americas  ROW    Americas  ROW     Other  TOTAL
                       -------- ------  -------- ------   -----  -----

 Net income (loss)      $ 78.9  $ 30.3   $ 38.0  $ 17.9 ($133.0) $ 32.1

  Interest expense, net     --      --       --      --    85.5    85.5

  Income tax provision      --      --       --      --    10.9    10.9
                        ------------------------------------------------

 EBIT                     78.9    30.3     38.0    17.9   (36.6)  128.5

  Depreciation and
   amortization           29.9    27.6      8.9    28.8     6.0   101.2

  Loss on early
   extinguishment of
   debt                     --      --       --      --    21.3    21.3

  Take Charge              2.9     3.3       --     3.6      --     9.8

  Reorganization items,
   net                      --      --       --      --     3.8     3.8

  Restructuring            2.2     4.7      1.1     2.0     0.5    10.5

  Currency remeasurement
   loss (gain)            (0.4)    0.3      0.9    (0.2)  (41.4)  (40.8)

  Minority interest         --      --       --      --     1.5     1.5

  Unrealized loss on
   revaluation of
   warrants                 --      --       --      --     3.0     3.0

  Loss (gain) on
   sale/impairment of
   assets                  1.5     0.4      1.2    (1.4)   (1.9)   (0.2)

  Other, principally non
   cash stock
   compensation expense    0.1    (0.1)     0.1      --     5.4     5.5
                        ------------------------------------------------

 Adjusted EBITDA        $115.1  $ 66.5   $ 50.2  $ 50.7  $(38.4) $244.1
                        ======  ======   ======  ======  ======  ======

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 ADJUSTED EBITDA RECONCILIATION BY SEGMENT
 FOR THE THREE MONTHS ENDED MARCH 31, 2007
 (in millions)

                       Transportation   Industrial Energy
                       ---------------  -----------------
                                Europe           Europe
                                 and              and    Unallo-
                       Americas  ROW    Americas  ROW     cated   TOTAL
                       -------- ------  -------- ------  -------  -----

 Net income (loss)      $ 15.0  $  1.1   $  3.4  $  2.1  ($43.2) ($21.6)

  Interest expense, net     --      --       --      --    22.2    22.2

  Income tax provision      --      --       --      --     3.9     3.9
                       -------------------------------------------------

 EBIT                     15.0     1.1      3.4     2.1   (17.1)    4.5

  Depreciation and
   amortization            9.3     8.3      3.1     9.0     1.2    30.9

  Take Charge               --      --       --     0.9     0.0     0.9

  Reorganization items,
   net                      --      --       --      --     0.5     0.5

  Restructuring            0.6    (0.4)     0.2     1.8     0.1     2.3

  Other restructuring
   costs included in
   cost of sales and
   general and
   administrative
   expenses                0.1      --       --      --     0.3     0.4

  Currency remeasurement
   loss (gain)             0.2    (0.1)     0.1     0.1    (1.3)   (1.0)

  Minority interest         --      --       --      --     0.4     0.4

  Unrealized loss on
   revaluation of
   warrants                 --      --       --      --     2.6     2.6

  Loss on sale/impairment
   of assets               0.1     0.3      0.5     0.8     0.2     1.9

  Other, principally non
   cash stock
   compensation            0.1     0.2       --     1.1    (0.9)    0.5
                       -------------------------------------------------

 Adjusted EBITDA        $ 25.4  $  9.4   $  7.3  $ 15.8  $(14.0) $ 43.9
                       =================================================

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 ADJUSTED EBITDA RECONCILIATION BY SEGMENT
 FOR THE TWELVE MONTHS ENDED MARCH 31, 2007
 (in millions)
                       Transportation   Industrial Energy
                       ---------------  -----------------
                                Europe           Europe
                                 and              and   Unallo-
                       Americas  ROW    Americas  ROW    cated   TOTAL
                       -------- ------  -------- ------ -------  -----

 Net income (loss)      $ 33.1  ($20.4)  $ 22.0  $ 8.3 ($148.9) ($105.9)

  Interest expense, net     --      --       --     --    90.0     90.0

  Income tax provision      --      --       --     --     5.8      5.8
                       -------------------------------------------------

 EBIT                     33.1   (20.4)    22.0    8.3   (53.1)   (10.1)

  Depreciation and
   amortization           30.7    32.9     10.1   36.0    11.4    121.1

  Take Charge              1.0     0.3       --    3.5    0.1     4.9

  Reorganization items,
   net                      --      --       --     --     4.3      4.3

  Restructuring            8.6     7.5      0.7    7.3     0.4     24.5

  Other restructuring
   costs included in
   cost of sales and
   general and
   administrative
   expenses                0.5      --       --     --      --      0.5

  Currency remeasurement
   loss (gain)             0.7    (0.1)     0.2     --   (12.4)   (11.6)

  Minority interest         --      --       --     --     0.9      0.9

  Unrealized loss on
   revaluation of
   warrants                 --      --       --     --     3.2      3.2

  Loss on sale/impairment
   of assets               7.2     9.8      0.5    0.8     0.3     18.6

  Other, principally non
   cash stock
   compensation             --       0.1     --    1.3     0.9      2.3
                       -------------------------------------------------

 Adjusted EBITDA        $ 81.8 $  30.1   $ 33.5  $57.2  $(44.0)  $158.6
                       =================================================

 EXIDE TECHNOLOGIES AND SUBSIDIARIES
 COMPARATIVE FY08 Q3 NET SALES AND ADJUSTED EBITDA BY SEGMENT
 (in millions)
                     Transportation    Industrial Energy
                     ----------------  -----------------
                               Europe           Europe
                                and              and    Unallo-
                     Americas   ROW    Americas  ROW     cated    TOTAL
                     --------  ------  -------- ------  -------   -----
 Q4 FY08
 -------
  Net sales           $309.7   $326.5    $79.1  $315.0      --  $1,030.3
  Adjusted EBITDA      $31.9    $23.4    $12.1   $25.4  ($12.7)    $80.1

 Q4 FY07
 -------
  Net sales           $253.8   $225.9    $70.8  $256.1    --      $806.6
  Adjusted EBITDA      $25.4     $9.4     $7.3   $15.8  ($14.0)    $43.9

                   Transportation    Industrial Energy
                   ----------------- -----------------
                              Europe            Europe
                               and               and    Unallo-
                   Americas    ROW    Americas   ROW     cated    TOTAL
                   --------   ------  --------  ------  -------   -----
 Full Year FY08
 --------------
  Net sales        $1,126.4  $1,156.0  $301.6  $1,112.7     --  $3,696.7
  Adjusted EBITDA    $115.1     $66.5   $50.2     $50.7 ($38.4)   $244.1

 Full Year FY07
 --------------
  Net sales          $930.3    $832.2  $270.5    $906.8     --  $2,939.8
  Adjusted EBITDA     $81.8     $30.1   $33.5     $57.2 ($44.0)   $158.6

CONTACT: Exide Technologies
  Investors:
         Carol Knies, Senior Director of Investor Relations
         678.566.9316
  carol.knies@exide.com

  J.Addams & Partners, Inc.
  Media:
  Jeannine Addams
    jfaddams@jaddams.com
  Kristin Wohlleben
    kwohlleben@jaddams.com
  404-231-1132